As filed with the Securities and Exchange Commission on November 8, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STELLAR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in its Charter)

Ontario	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

544 Egerton Street
London, Ontario  N5W 3Z8
(519) 434-1540
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Peter Riehl
President and Chief Executive Officer
Stellar Pharmaceuticals Inc.
544 Egerton Street
London, Ontario  N5W 3Z8
(519) 434-1540
 (Name, address and telephone number of agent for service)

Copy to:
Daniel A. Etna, Esq. Stephen E. Fox, Esq. Herrick, Feinstein LLP 2 Park Avenue New York, New York 10016 (212) 592-1400	Eric R. Roblin, Esq. Fogler, Rubinoff LLP 95 Wellington Street West Suite 1200 Toronto-Dominion Centre Toronto, Ontario M5J 229 (416) 864-9700

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be registered(1)		Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value	2,500,000	(2)	$2.81	(3)	$7,025,000	$500.88
______________________
(1)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of the registrant’s common shares that may be issued with respect to share splits, share dividends and similar transactions.

(2)	Includes 500,000 Common Shares underlying Series 1 Warrants, 500,000 Common Shares underlying Series 2 Warrants and 500,000 Common Shares underlying Series 3 Warrants.
(3)
Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act, computed based upon the average of the high and low selling prices per share of the registrant’s common shares on November 4, 2010 on the OTC Bulletin Board.

_________________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, dated November 8, 2010

Preliminary Prospectus

STELLAR PHARMACEUTICALS INC.
2,500,000 Common Shares

This prospectus relates solely to the resale or other disposition by the selling shareholders identified in this prospectus of up to an aggregate of 2,500,000 common shares, consisting of (i) 1,000,000 common shares and (ii) 1,500,000 common shares issuable upon the exercise of warrants.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any common shares for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the common shares covered hereby. However, if all of the warrants were exercised for cash, we would receive gross proceeds of approximately $3,000,000. See “Use of Proceeds” for additional information.

Our common shares are traded on the OTC Bulletin Board under the symbol “SLXCF:OB.” On November 4, 2010, the last reported sale price for our common shares on the OTC Bulletin Board was $2.80 per share.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 3 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

__________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents we have incorporated by reference into the prospectus carefully because these documents contain important information you should consider when making your investment decision. See “Incorporation of Documents by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Unless otherwise indicated, all references in this prospectus to "$" or "dollars" are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

References in this prospectus to “Stellar,” “we”, “us”, and “our” refer to Stellar Pharmaceuticals Inc. and our subsidiaries, unless otherwise specified.

- i -

PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, as well as the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.

Stellar Pharmaceuticals Inc.

We are a Canadian pharmaceutical company involved in the development and commercialization of high quality, polysaccharide-based therapeutic products used in the treatment of osteoarthritis and certain types of cystitis. Stellar’s product development strategy focuses on seeking novel applications for its product technologies in markets where its products demonstrate true, cost-effective therapeutic advantages.  Stellar is also building revenues through in-licensing products for Canada that are focused on similar niche markets and out-licensing to international markets.

Stellar has developed and is marketing three products in Canada based on its core polysaccharide technology:

(i)    NeoVisc®, 3 injection treatment for osteoarthritis;

(ii)   NeoVisc® Single Dose, a single injection treatment for osteoarthritis; and

(iii)  Uracyst®; for the treatment of interstitial cystitis (IC)

Stellar also has acquired the exclusive Canadian marketing and distribution rights for:  NMP22® BladderChek® ("BladderChek"), a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.  Stellar began selling BladderChek in Canada in October 2004.

Stellar markets its products in Canada through its own direct sales force of commissioned and salaried sales people.  Our focus on product development continues to be both in-licensing and out-licensing for immediate impact on the revenue stream allowing us to fund our own in-house product development for future growth and stability.

Stellar currently has out-licensing agreements for NeoVisc and Uracyst in 58 countries.  For an overview of these out-licensing agreements refer to our Annual Report on Form 10-K for the year ended December 31, 2009.

Corporate Information

We were incorporated in the Province of Ontario in 1994 as Stellar International Inc. and our name was changed to Stellar Pharmaceuticals Inc. in 2004. Our principal executive offices are located at 544 Egerton Street, London, Ontario N5W 3Z8, and our telephone number is (519) 434-1540.  Our website address is www.stellarpharma.com.  The information found on, or accessible through, our website is not a part of this prospectus.

Recent Financing

On October 11, 2010, we announced that we completed a non-brokered private placement consisting of 1,000,000 units at a price of $1.00 per unit for gross proceeds of $1,000,000. Each unit consists of one Stellar common share and one-half of a series 1 warrant, one-half of a series 2 warrant and one-half of a series 3 warrant. Each whole series 1 warrant entitles the holder to acquire one common share during a period of 18 months from the closing date of October 8, 2010 at an exercise price of $1.50, subject to adjustment as set forth in the series 1 warrant. Each whole series 2 warrant entitles the holder to acquire one common share during a period of 18 months from the closing date at an exercise price of $2.00, subject to adjustment as set forth in the series 2 warrant.  Each whole series 3 warrant entitles the holder to acquire one common share during a period of 18 months from the closing date at an exercise price of $2.50, subject to adjustment as set forth in the Series 3 Warrant. The warrants are subject to anti-dilution provisions. In establishing the pricing for the units, the market price of our common shares in effect at the time of the private placement negotiations was considered.

In the event that we at any time prior to the expiry of the warrants issue any of our common shares or securities convertible into common shares to a person other than the holders of the warrants (except (i) pursuant to options, warrants, or other obligations to issue shares outstanding on the closing date as disclosed in our SEC filings; (ii) pursuant to options that may be issued under any management incentive stock option and/or any qualified stock option plan we adopted, or (iii) pursuant to an acquisition by us, whether structured as an asset purchase, stock purchase or merger) for a consideration per share less than the applicable exercise price in effect at the time of such issuance, then the exercise price will be reset, pro rata to reflect such lower issue price, at the time of issuance of such securities.

The proceeds from the private placement will be used for general working capital. In connection with the private placement, we granted registration rights to the investors in the private placement. Pursuant to these registration rights, we agreed to file a registration statement with the SEC no later than 30 days following the issuance date of the warrants, or November 8, 2010, to register the shares and the shares issuable upon exercise of the warrants. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. In addition, if the registration statement is not declared effective by the SEC within 120 days of the closing of the Private Placement, or February 5, 2011, or in the event that we do not maintain the effectiveness of the registration statement (subject to certain allowed delays), we will be required to issue to the selling shareholders additional common shares that shall be equal to 0.5% of the total number of registrable securities held by such selling shareholders for each 30-day period until cured or all of the registrable securities may be sold in one three month period pursuant to the provisions of Rule 144, up to a maximum of 2.5% of the total number of registrable securities.

The above description of the private placement and the warrants are qualified in its entirety by reference to the private placement documents, which are filed as exhibits to the registration statement of which this prospectus is a part.

The Offering

Common shares offered for sale by the selling shareholders	2,500,000 common shares(1)

Common shares to be outstanding assuming all of the shares covered hereby are sold	26,085,040 common shares(2)

Use of proceeds
We will not receive any of the proceeds from the sale of the common shares offered in this prospectus. However, if all of the warrants were exercised for cash, we would receive gross proceeds of approximately $3,000,000.

Risk factors	An investment in our common shares involves certain risks, which should be carefully considered by prospective investors before investing in our common shares. See “Risk Factors.”
_______________
(1)	Includes 1,500,000 common shares underlying our series 1 warrants, our series 2 warrants and our series 3 warrants.
(2)
The number of common shares shown to be outstanding is based on the number of common shares issued and outstanding as of November 4, 2010, assuming full exercise of our series 1 warrants, series 2 warrants and series 3 warrants, collectively to purchase 1,500,000 common shares. It does not assume the full exercise of any other options, warrants or other of our securities convertible into our common shares that may be outstanding.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus and the information incorporated by reference into this prospectus, before deciding to invest in our securities. If any of the following risks occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common shares and the value of our other securities could decline and you could lose part or even all of your investment.

General Risks

We are subject to risks, events and uncertainties, or “risk factors”, associated with being both a publicly-traded company operating in the biopharmaceutical industry, and as an enterprise with several projects in the research and development stage. Such risk factors could cause reported financial information to not necessarily indicate future operating results or future financial position. We cannot predict all of the risk factors nor can we assess the impact, if any, of such risk factors on our business, or the extent to which any factor, or combination of factors, may cause future results or financial position to differ materially from those reported or those projected in any forward-looking statements. Accordingly, reported financial information and forward-looking statements should not be relied upon as a prediction of actual future results.

Some of the risks and uncertainties affecting Stellar, its business, operations and results include, but are not limited to:

•	our dependence on a limited number of customers and suppliers, the loss of any of which would negatively impact our operations;

•	the need to develop and commercialize new products which will require further time-consuming and costly research and development, the success of which cannot be assured;

•	our dependency on third parties for manufacturing, materials and for research, development and commercialization assistance and support;

•
our dependency on assurances from third parties regarding licensing of proprietary technology owned by others; government regulation and the need for regulatory approvals for both the development and commercialization of products, which are not assured;

•	uncertainty that our products will be accepted in the marketplace;

•	rapid technological change and competition from pharmaceutical companies, biotechnology companies and universities, which may make our technology or products obsolete or uncompetitive;

•	the need to attract and retain skilled employees;

•	risks associated with claims of infringement of intellectual property and of proprietary rights;

•	risks inherent in manufacturing (including up-scaling) and marketing;

•	risks of expanding and funding manufacturing to ensure adequate product inventory as FDA and other approvals are obtained;

•	product liability and insurance risks;

•	risks associated with clinical trials, including the possibility that trials may be terminated early, delayed or unsuccessful;

•	exchange rate fluctuations; political, economic and environmental risks; the need for performance by buyers and suppliers of products;

•	our dependency on performance by our licensees regarding the sale of our licensed-out products, NeoVisc and Uracyst; and

•
the risk of unanticipated expenses or unanticipated reductions in revenue, or both, any of which could cause us to reduce, delay or divest one or more of its research, development or marketing programs.

Competitive Risks

In addition to the foregoing, the industry in which we operate is very competitive. Many of our competitors and potential competitors have substantially greater product development capabilities, experience conducting clinical trials and financial, scientific, manufacturing, sales and marketing resources and experience than Stellar.  The pharmaceutical industry is an industry of innovation and change, which can change the competitive landscape rapidly.  This could result in a material adverse affect on our business, financial condition and results of operations.

Manufacturing Risks

We currently outsource the manufacturing of our products to third party contract manufacturers, located in Mississauga, Ontario and Kirkland, Quebec. Although we have taken several measures to control the quality and on-time delivery of our products by these manufacturers, we are unable to control all aspects of our third party manufacturer’s operations.  If a supplier of a product or component discontinued or restricted such supply, our business may be harmed by the resulting delays.  This could result in a material adverse affect on our business, financial condition and results of operations.

 International Contract & Currency Risks

 While management has some experience conducting business activities with international accounts, we are subject to a number of risks associated with international accounts that may increase our costs, lengthen sales cycles, and require significant management attention.  International accounts carry certain risks associated with foreign currency fluctuations; exchange controls; uncertainties of laws and enforcement relating to the protection of intellectual property; and other factors, depending on the country involved.  There can be no assurance that we will not experience these factors in the future, or that they will not have a material adverse affect on our business, results of operations or financial condition.

Forward-Looking Statements

Readers are cautioned that actual results may differ materially from the results projected in any "forward-looking" statements included or incorporated by reference in this prospectus, which involve a number of risks or uncertainties. Forward-looking statements are statements that are not historical facts, and include statements regarding our planned research and development programs, anticipated future losses, revenues and market shares, planned clinical trials, expected future expenditures, any intention to raise new financing, sufficiency of working capital for continued operations, and other statements regarding anticipated future events and our anticipated future performance. Forward-looking statements generally can be identified by the words “expected”, “intends”, “anticipates”, “feels”, “continues”, “planned”, “plans”, “potential”, “with a view to”, and similar expressions or variations thereon, or that events or conditions “will”, “may”, “could” or “should” occur, or comparable terminology referring to future events or results.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those listed under Risk Factors in this prospectus and “Risks and Uncertainties” in Item 1A of our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009, any of which could cause actual results to vary materially from current results or our anticipated future results. We assume no responsibility to update the information contained herein or incorporated herein by reference.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling shareholders. We are not selling any securities under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby. However, if all of the warrants were exercised for cash, we would receive gross proceeds of approximately $3,000,000. Any funds received from the exercise of the warrants will be used by us for general corporate purposes.

We have agreed to pay all costs, expenses and fees relating to registering the common shares referenced in this prospectus. The selling shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of September 30, 2010 (unaudited) on an actual basis and on an as adjusted basis to give effect to the issuance of 1,000,000 ordinary shares to the selling shareholders on October 8, 2010.

	As of September 30, 2010
	Actual	As Adjusted
	(in thousands, except share and per share data)
Stockholders’ equity:
Unlimited non-voting, convertible, redeemable and retractable preferred shares with no par value, none issued and outstanding	—	—
Unlimited common shares with no par value, 23,585,040 issued and outstanding, actual; 24,585,040 issued and outstanding, as adjusted	8,291,429	9,263,728
Additional paid in capital	896,976	896,976
Retained earnings	(2,884,438)	(2,884,438)
Accumulated other comprehensive income	—	—
Total stockholders’ equity	6,303,967	7,276,266

Total capitalization and indebtedness	$6,303,967	$7,276,266
03_______________
(1) Does not include an aggregate of 1,500,000 common shares underlying warrants issued to the selling shareholders on October 8, 2010, none of which have been exercised as of November 8, 2010.

PRICE RANGE OF OUR SECURITIES AND DIVIDEND POLICY

Our common shares are quoted on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority, under the symbol SLXCF:OB. On November 4, 2010, the closing price of our common shares was $2.80 per share.

The following table provides the high and low market prices for our common shares for the periods indicated. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

	Ordinary Shares
	High	Low
Annual Market Prices
Year 2005	$2.10	$0.76
Year 2006	1.38	0.70
Year 2007	0.93	0.37
Year 2008	0.58	0.18
Year 2009	1.05	0.21

Quarterly Market Prices
First Quarter 2008	0.58	0.31
Second Quarter 2008	0.46	0.31
Third Quarter 2008	0.51	0.32
Fourth Quarter 2008	0.42	0.18
First Quarter 2009	0.35	0.28
Second Quarter 2009	0.65	0.23
Third Quarter 2009	0.73	0.46
Fourth Quarter 2009	1.05	0.52
First Quarter 2010	1.05	0.72
Second Quarter 2010	1.22	0.75
Third Quarter 2010	1.08	0.83

Monthly Market Prices
May 2010	1.22	0.95
June 2010	1.07	0.75
July 2010	1.07	0.88
August 2010	1.08	0.83
September 2010	1.04	0.89
October 2010	2.06	1.03

We have not declared or paid any cash dividends on our common shares. We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 2,500,000 common shares consisting of (a) 1,000,000 common shares and (b)1,500,000 common shares issuable upon the exercise of warrants. The table below presents:

•	information regarding the selling shareholders;

•	the common shares beneficially owned by each of them prior to the closing of the private placement on October 8, 2010;

•
the common shares that they may sell or otherwise dispose of from time to time under this prospectus - all of which relate to the common shares purchased in the private placement and common shares underlying warrants acquired in the private placement; and

•	the percentage of our common shares each of the selling shareholders will own assuming all of the shares covered by this prospectus are sold by the selling shareholders.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the common shares covered hereby. The selling shareholders might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares that we are aware of, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares covered by this prospectus will be sold by the selling shareholders.

The information in the table is based on 24,585,040 shares outstanding as of November 4, 2010 and was prepared based on information supplied to us by the selling shareholders. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and generally includes voting or investment power with respect to securities and including any securities that grant the selling shareholders the right to acquire common shares within 60 days of November 4, 2010. None of the selling shareholders (1) are broker-dealers or are affiliates of broker-dealers or (2) have within the past three years had any position, office or other material relationship with our company.

Name of Selling Shareholder	Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering(2)	Percent of Class Beneficially Owned After the Offering
JMW Fund, LLC(3)	—	625,000	—	—
San Gabriel Fund, LLC(4)	—	625,000	—	—
JPG Investments, LLC(5)	—	425,000	—	—
West Hampton Special Situations Fund, LLC(6)	—	250,000	—	—
River Bend Fund, LLC(7)	—	50,000	—	—
Arthur Kassoff(8)	—	50,000	—	—
Underwood Family Partners Ltd.(9)	—	50,000	—	—
Cynthia Kirby(10)	—	25,000	—	—
Gus Blass II(11)	—	125,000	—	—
Ivy Stewart Duggan, Jr. (12)	—	62,500	—	—
William Gordica(13)	—	112,500	—	—
David Eastman(14)	—	25,000	—	—
Kyle Oliver Miller(15)	1,500	25,000	1,500	*
Michael Skeehan(16)	—	25,000	—	—
Andrew C. Elliott(17)	—	25,000	—	—
_____________
*   Represents beneficial ownership of less than 1% of our outstanding common shares.
(1)	Does not reflect the ownership of common shares by the selling security holders purchased in our private placement on October 8, 2010, all of which are covered by this prospectus.
(2)	Assuming that all securities offered are sold.
(3)
375,000 of such shares are issuable upon exercise of warrants.  Does not include an additional 625,000 common shares and common shares underlying warrants held by San Gabriel Fund, LLC. Justin Yorke holds voting and investment control over the shares covered. Such person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein. The address of the selling shareholder is 4 Richland Place, Pasadena, CA 91103.

(4)
375,000 of such shares are issuable upon exercise of warrants.  Does not include an additional 625,000 common shares and common shares underlying warrants held by JMW Fund, LLC. Justin Yorke holds voting and investment control over the shares covered. Such person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.  The address of the selling shareholder is 4 Richland Place, Pasadena, CA 91103.

(5)	255,000 of such shares are issuable upon exercise of warrants. The address of the selling shareholder is 4 Richland Place, Pasadena, CA 91103.
(6)
150,000 of such shares are issuable upon exercise of warrants.  Charles Kirby holds voting and investment control over the shares covered.  Such person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein. The address of the selling shareholder is P.O. Box 3087, Greenwood Village, CO 80155-3087.

(7)
30,000 of such shares are issuable upon exercise of warrants.  Amy Atkinson holds voting and investment control over the shares covered.  Such person disclaims beneficial ownership of the shares, except to the extent of her pecuniary interest therein.  The address of the selling shareholder is 5825 E. Irish Place, Centennial, CO 80112.

(8)	30,000 of such shares are issuable upon exercise of warrants.
(9)
30,000 of such shares are issuable upon exercise of warrants.  L. Michael Underwood holds voting and investment control over the shares covered.  Such person disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.  The address of the selling shareholder is 5 Eagle Pointe Lane, Castle Rock, CO 80108.

(10)	15,000 of such shares are issuable upon exercise of warrants.
(11)	75,000 of such shares are issuable upon exercise of warrants.
(12)	37,500 of such shares are issuable upon exercise of warrants.
(13)	67,500 of such shares are issuable upon exercise of warrants.
(14)	15,000 of such shares are issuable upon exercise of warrants.
(15)	15,000 of such shares are issuable upon exercise of warrants.
(16)	15,000 of such shares are issuable upon exercise of warrants.
(17)	15,000 of such shares are issuable upon exercise of warrants.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

CANADIAN TRANSFER RESTRICTIONS

Unless permitted by Canadian laws, the common shares offered hereby may not be sold to any Canadian resident for a period of four months and one day after the date of issuance of the common shares.  A legend to this effect will be placed on the common shares prior to this time.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

 We are incorporated under the laws of the Province of Ontario, Canada, and substantially all of our assets are located in Canada. Most of our directors and officers named or incorporated by reference in this prospectus are not residents of the United States of America. As a result, it may be difficult for United States investors to effect service of process within the United States on us or our directors or officers named or incorporated by reference in this prospectus or to enforce in the United States upon judgments of courts of the United States predicated upon civil liability under United States federal securities laws against us or our directors or officers.

MEMORANDUM AND ARTICLES OF ASSOCIATION; BY-LAWS

Company Purpose

Our Articles of Amalgamation, together with any amendments thereto, which we refer to as our articles, are filed pursuant to the Business Corporations Act (Ontario). The incorporation number is 1643380. Our articles do not have a stated purpose.

Directors

Pursuant to applicable Canadian law, our directors, in exercising their powers and discharging their duties must act honestly and in good faith with a view to the best interests of Stellar. They must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Our by-laws provide that every director or officer of Stellar who is a party to a material contract or proposed material contract for Stellar or which is the director or an officer of, or has a material interest in, any person who is a part to a material contract, or a proposed material contract, with Stellar shall disclose the nature and extent of his interest at the time and in the manner provided by the Business Corporations Act (Ontario).

Without limiting the borrowing powers of Stellar as set forth in the Business Corporations Act (Ontario), the board may, subject to the articles and any unanimous shareholders agreement, from time to time, on behalf of Stellar, without the authorization of the shareholders: (a) borrow money on the credit of Stellar, (b) issue, re-issue, sell or pledge debt obligations of Stellar, whether secured or unsecured; (c) subject to the Business Corporations Act (Ontario), give a guarantee on behalf of Stellar to secure performance of an obligation of any person; and (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of Stellar, owned or subsequently acquired, to secure any obligation of Stellar. Subject to the Business Corporations Act (Ontario), the articles, by-laws and any unanimous shareholders agreement, the board may, from time to time, delegate any or all of the powers hereinbefore specified, to a director, a committee of directors or one or more officers of Stellar.

Our articles and by-laws do not contain a retirement provision based on a maximum age.

Directors are not required to hold any shares. Our articles and our by-laws do not impose any other director qualification requirements.

Shareholder Meetings

Our board is required to call an annual meeting of the shareholders no later than 15 months after the holding of the last preceding annual meeting. Our board may also call a special meeting of the shareholders at any time. The only persons entitled to attend a meeting of our shareholders are our directors, our auditors and those persons entitled to vote at such meeting and any other persons who, although not entitled to vote at the meeting, are entitled to attend such meeting pursuant the provisions of the Business Corporations Act (Ontario). Under our by-laws, a quorum of shareholders shall be two persons present in person or represented by proxy holding in the aggregate not less than 15% of the outstanding shares of the Company.

Limitations

There are no limitations in our articles of incorporation or by-laws or under Canadian federal or provincial laws, on the right of non-residents of Canada or foreign owners to hold or vote our common shares, except for transactions involving or being deemed to involve an acquisition of control, which requires compliance with the Investment Canada Act.

Change In Control

Our articles and by-laws do not contain any provisions that would have the effect of delaying, deferring or preventing a change in control of Stellar.

Under the Business Corporations Act (Ontario), certain extraordinary corporate actions, such as amalgamations, continuances, sales, leases or exchanges of all or substantially all of the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations or dissolutions are also required to be approved by special resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

Disclosure of Shareholdings

Our by-laws do not impose an ownership threshold, above which shareholder ownership must be disclosed. Any obligation to make such disclosure would be the subject of applicable securities laws.

SHAREHOLDER RIGHTS; CHANGES TO SHAREHOLDER RIGHTS

Our articles permit us to issue an unlimited number of common and preferred shares.  If we were to issue a significant number of common shares, it would reduce the relative voting power of previously outstanding shares.
Common shares do not carry pre-emptive rights or rights of conversion into any other securities. All outstanding common shares are fully paid and non-assessable. There are no limitations on the rights of non-resident owners of common shares to hold or vote their shares.

The holders of the common shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of Stellar and each common share confers the right to one vote in person or by proxy at all meetings of the shareholders of Stellar. The holders of the common shares, subject to the prior rights, if any, of any other class of shares of Stellar, are entitled to receive such dividends in any financial year as the Board of Directors may by resolution determine. In the event of the liquidation, dissolution or winding-up of Stellar, whether voluntary or involuntary, the holders of the common shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of Stellar, the remaining property and assets of Stellar.

We have never declared or paid any cash dividends on our common shares.  We currently intend to retain any future earnings to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

Under the Business Corporations Act (Ontario), amendments to our articles will generally require approval by special resolution. A special resolution is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in person or by proxy in respect of that resolution at the annual or special meeting called for such purpose. If the amendment is of a nature affecting a particular class or series of our shares in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote. Under the Business Corporations Act (Ontario), our directors may make, amend or repeal any by-law that regulates our business or affairs. Where our directors make, amend or repeal a by-law, they are required to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may, by an ordinary resolution, which is a resolution passed by a simple majority of the votes cast by shareholders who voted in respect of the resolution, confirm, reject or amend the by-law, amendment or repeal.

EXCHANGE CONTROLS

There is no law, government decree or regulation in Canada restricting the export or import of capital or affecting the remittance of dividends, interest or other payments to a nonresident holder of common shares, other than withholding tax requirements.

TAXATION

Material United States Federal Income Tax Considerations

 The following summary describes certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) with respect to the ownership and disposition of our common shares purchased pursuant to this prospectus. It addresses only U.S. Holders that hold our common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, assets held for investment purposes). The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to particular U.S. Holders in light of their particular circumstances, nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, mutual funds, insurance companies, tax-exempt entities, qualified retirement plans, U.S. Holders that own stock constituting 10% or more of our voting power (whether such stock is directly, indirectly or constructively owned), regulated investment companies, common trust funds, U.S. Holders subject to the alternative minimum tax, U.S. Holders holding our common shares as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. Holders that have a “functional currency” other than the U.S. dollar, U.S. expatriates, and persons that acquired our common shares as part of a compensation transaction. In addition, this summary does not address persons that hold an interest in a partnership or other pass-through entity that holds our common shares, or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax considerations (e.g., estate or gift tax) other than those pertaining to the income tax.

The following is based on the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect.

As used herein, the term “U.S. Holder” means a beneficial owner of our common shares that is (i) a citizen or individual resident of the U.S., (ii) a corporation (or an entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or (B) it has properly elected under applicable Treasury Regulations to be treated as a U.S. person.

The tax treatment of a partner in a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) may depend on both the partner’s and the partnership’s status and the activities of such partnership. Partnerships that are beneficial owners of our common shares, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax considerations applicable to them with respect to the ownership and disposition of our common shares.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular U.S. Holder. U.S. Holders should consult their own tax advisors as to the tax considerations applicable to them in their particular circumstances.

Ownership and Disposition of Our Common Shares

Distributions. Subject to the discussion below under “Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules,” distributions made with respect to our common shares (including any Canadian taxes withheld from such distributions) generally will be included in the gross income of a U.S. Holder as dividend income to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we are expected to be eligible for the benefits of a comprehensive income tax treaty with the U.S., dividends paid by us to non-corporate U.S. Holders are generally expected to be eligible for the reduced rate of U.S. federal income tax available with respect to certain dividends received in taxable years beginning before January 1, 2011. A corporate U.S. Holder will not be entitled to a dividends received deduction that is otherwise generally available upon the receipt of dividends distributed by U.S. corporations.

If any dividends are paid in Canadian dollars, the amount includible in gross income will be the U.S. dollar value of such dividend, calculated by reference to the exchange rate in effect on the date of actual or constructive receipt of the payment, regardless of whether the payment is actually converted into U.S. dollars. If any Canadian dollars actually or constructively received by a U.S. Holder are later converted into U.S. dollars, such U.S. Holder may recognize gain or loss on the conversion, which will be treated as ordinary gain or loss. Such gain or loss generally will be treated as gain or loss from sources within the U.S. for U.S. foreign tax credit purposes.

A U.S. Holder may be entitled to deduct or claim a credit for Canadian withholding taxes, subject to applicable limitations in the Code. Dividends paid on our common shares are expected to be treated as income from sources outside the U.S. and generally will be “passive category income” for U.S. foreign tax credit limitation purposes. The rules governing the foreign tax credit are complex and the availability of the credit is subject to limitations. U.S. Holders should consult their own tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Distributions in excess of our current and accumulated earnings and profits, if made with respect to our common shares, will be treated as a return of capital to the extent of the U.S. Holder’s adjusted tax basis in such common shares, and thereafter as capital gain. We do not currently intend to calculate our earnings and profits under U.S. federal income tax principles. Accordingly, U.S. Holders should expect that all distributions made with respect to our common shares will be treated as dividends (as described above).

Dispositions. Subject to the discussion below under “Certain United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules,” upon the sale, exchange or other taxable disposition of our common shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received upon the sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such common shares. Capital gain or loss recognized upon a sale, exchange or other taxable disposition of our common shares will generally be long-term capital gain or loss if the U.S. Holder’s holding period with respect to such common shares disposed of is more than one year at the time of the sale, exchange or other taxable disposition. The deductibility of capital loss is subject to limitations. For U.S. foreign tax credit purposes, any capital gain or loss generally will be treated as gain or loss from sources within the U.S.

 Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax rules generally apply to a U.S. person that owns or disposes of stock in a non-U.S. corporation that is treated as a passive foreign investment company (a “PFIC”). In general, a non-U.S. corporation will be treated as a PFIC for any taxable year during which, after applying relevant look-through rules with respect to the income and assets of subsidiaries, either (i) 75% or more of the non-U.S. corporation’s gross income is passive income, or (ii) 50% or more of the average value of the non-U.S. corporation’s assets produce or are held for the production of passive income. For these purposes, passive income generally includes dividends, interest, certain rents and royalties, and the excess of gains over losses from certain commodities transactions, including transactions involving oil and gas. However, gains and losses from commodities transactions generally are excluded from the definition of passive income if (i) they are active business gains or losses from the sale of commodities, and (ii) substantially all of the taxpayer's commodities are (a) stock in trade or inventory of it, (b) property used in its trade or business, or (c) supplies regularly used or consumed by it in the ordinary course of its trade or business (the “active commodities business exclusion”).

Based on the nature of our anticipated income, assets and activities, we believe that we qualify for the active commodities business exclusion and that we will not be treated as a PFIC for the current taxable year. In addition, we expect that we will continue to qualify for the active commodities business exclusion and do not expect to be a PFIC in future taxable years. However, because the PFIC determination is made annually and because the principles and methodology for applying the PFIC tests, including the active commodities business exclusion, are not entirely clear, there can be no assurance that we would not be a PFIC for any year.

The following U.S. federal income tax consequences generally will apply to a U.S. Holder of our common shares if, contrary to our belief, we are treated as a PFIC:

Distributions. Distributions made by us with respect to our common shares, to the extent such distributions are treated as “excess distributions” pursuant to Section 1291 of the Code, must be allocated ratably to each day of the U.S. Holder’s holding period for such common shares. The amounts allocated to the taxable year during which the distribution is made, and to any taxable years in such U.S. Holder’s holding period which are prior to the first taxable year in which we were treated as a PFIC, are included in such U.S. Holder’s gross income as ordinary income for the taxable year of the distribution. The amount allocated to each other taxable year is taxed as ordinary income in the taxable year of the distribution at the highest tax rate in effect for the U.S. Holder in that other taxable year and is subject to an interest charge at the rate applicable to underpayments of tax. Any distribution made by us that does not constitute an excess distribution would be treated in the manner described under “Certain United States Federal Income Tax Considerations — Ownership and Disposition of Our Common Shares — Distributions,” above.

Dispositions. The entire amount of any gain realized upon the U.S. Holder’s disposition of our common shares generally will be treated as an excess distribution made in the taxable year during which such disposition occurs, with the consequences described above.

Elections. In general, the adverse U.S. federal income tax consequences of holding stock of a PFIC described above may be mitigated if a U.S. shareholder of the PFIC is able to, and timely makes, a valid qualified electing fund (“QEF”) election with respect to the PFIC or a valid mark-to-market election with respect to the stock of the PFIC.

U.S. Holders should consult their own tax advisors as to the tax consequences of owning and disposing of stock in a PFIC, including the availability of any elections that may mitigate the adverse U.S. federal income tax consequences of holding stock of a PFIC and any information reporting requirements that may apply to shareholders of a PFIC.

Information Reporting and Backup Withholding Tax

If certain information reporting requirements are not met, a U.S. Holder may be subject to backup withholding tax (currently imposed at a rate of 28%) on the distributions made with respect to our common shares or proceeds received on the disposition of our common shares. Backup withholding tax is not an additional tax. A U.S. Holder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such U.S. Holder’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of U.S. federal income tax, such U.S. Holder may be entitled to a refund, provided that the requisite information is correctly furnished to the Internal Revenue Service in a timely manner. U.S. Holders should consult their own tax advisors as to the information reporting and backup withholding tax rules.

 THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

Material Canadian Federal Income Tax Considerations

The following is a fair and adequate summary of the principal Canadian federal income tax considerations of the purchase, ownership and disposition of the common shares offered hereunder (the “Offered Shares”) generally applicable to purchasers of Offered Shares pursuant to this offering who, at all relevant times, are residents of the U.S. for the purposes of the Canada-United States Tax Convention (1980), as amended (the “Convention”), are not resident in Canada or deemed to be resident in Canada for purposes of the Income Tax Act (Canada), as amended to the date hereof (the “Canadian Tax Act”), hold their Offered Shares as capital property, deal at arm’s length with and are not affiliated with Stellar for the purposes of the Canadian Tax Act, do not have a permanent establishment or fixed base in Canada, and do not use or hold and are not deemed to use or hold such Offered Shares in the course of carrying on or being deemed to be carrying on business in Canada (“U.S. Resident Holders”). Whether a U.S. Resident Holder holds Offered Shares as capital property for purposes of the Canadian Tax Act will depend on all of the circumstances relating to the acquisition and holding of those shares. Offered Shares will generally be considered to be capital property to a U.S. Resident Holder unless the shares are held in the course of carrying on a business or unless that holder is engaged in an adventure in the nature of trade (i.e. speculation) with respect to such shares. Special rules, which are not discussed in this summary, may apply to a U.S. Resident Holder that is an insurer carrying on business in Canada and elsewhere.

This summary is based upon the current provisions of the Canadian Tax Act, the regulations thereunder, all specific proposals to amend the Canadian Tax Act and regulations thereunder publicly announced by or on behalf of the Minister of Finance of Canada prior to the date hereof (the “Proposals”), the provisions of the Convention as in effect on the date hereof, and an understanding, based on publicly available published materials, of the current administrative policies and assessing practices of the Canada Revenue Agency in force as of the date hereof. Other than the Proposals, this summary does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action, nor does it take into account tax laws of any province or territory of Canada or of any jurisdiction outside Canada which may differ significantly from those discussed herein. The summary assumes that the Proposals will be enacted substantially as proposed, but there can be no assurance that the Proposals will be enacted as proposed or at all.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Resident Holder, and no representation with respect to the tax consequences to any particular U.S. Resident Holder is made. The tax liability of a U.S. Resident Holder will depend on the holder’s particular circumstances. Accordingly, U.S. Resident Holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

Dividends

Dividends paid or credited or deemed under the Canadian Tax Act to be paid or credited to a U.S. Resident Holder on the Offered Shares will generally be subject to Canadian withholding tax equal to 25% of the gross amount of such dividends. Under the Convention and subject to the provisions thereof, the rate of Canadian withholding tax which would apply to dividends paid on the Offered Shares to a U.S. Resident Holder that beneficially owns such dividends is generally 15%, unless the beneficial owner is a company which owns at least 10% of the voting shares of Stellar at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

A U.S. Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized by the holder on a disposition or deemed disposition of Offered Shares, provided that the shares do not constitute “taxable Canadian property” of the U.S. Resident Holder for purposes of the Canadian Tax Act. In addition, under the Convention a U.S. Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized by the holder on a disposition or deemed disposition of Offered Shares, provided the value of the shares is, in general terms, not derived principally from real property situated in Canada, as defined in the Convention. Offered Shares will generally not constitute taxable Canadian property of a U.S. Resident Holder provided that such shares are listed on a designated stock exchange (which currently includes the TSX and the Amex) at the time of the disposition unless (i) at any time during the 60-month period immediately preceding the disposition, the U.S. Resident Holder, persons with whom the U.S. Resident Holder did not deal at arm’s length, or the U.S. Resident Holder together with all such persons owned 25% or more of the issued shares of any class of the capital stock of Stellar, and  more than 50% of the fair market value of such shares was derived directly or indirectly from Canadian real estate, Canadian resources properties or other taxable Canadian property; or (ii) the Offered Shares were acquired in certain types of tax-deferred exchanges under the Canadian Tax Act in consideration for property that was itself taxable Canadian property. U.S. Resident Holders to whom Offered Shares constitute taxable Canadian property should consult with their own tax advisors as to the Canadian income tax consequences of a disposition of the Offered Shares.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by Fogler, Rubinoff LLP, Toronto, Ontario, Canada. Certain U.S. legal matters in connection with the securities offered hereby will be passed upon for Stellar by Herrick, Feinstein LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of McGovern, Hurley, Cunningham, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Stellar as of December 31, 2008 and 2007 and for the years then ended incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants. However, we have been unable to obtain the written consent of Deloitte & Touche with respect to the incorporation by reference of such financial statements. Therefore, we have dispensed with the requirement to file as an exhibit to the registration statement of which this prospectus forms a part the written consent of Deloitte & Touche in reliance upon Rule 437 of the Securities Act of 1933. As a result, you may not be able to recover damages from Deloitte & Touche under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in our aforementioned financial statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus incorporates by reference some of the reports, proxy and information statements and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important business and financial information to you by referring you to those documents. Unless expressly incorporated into this prospectus, a Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of securities under this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010;

•	Our Current Report on Form 8-K filed with the SEC on April 9, 2010;

•	The definitive proxy statement relating to our 2010 Annual General Meeting of Shareholders dated May 25, 2010; and

•
The description of our common shares contained in our Form 10SB filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report that may be filed for the purpose of updating such description.

All documents filed (and not furnished, unless they specifically state that they shall be deemed incorporated by reference into this prospectus) with the Commission by us pursuant to Section 13(a), 14 or 15(d) of the Exchange Act on or subsequent to the date of this prospectus and prior to the termination of the offering of the common shares hereunder shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new annual report and new annual financial statements being filed with and accepted by the Commission during the currency of this prospectus, the previous annual report, the previous annual financial statements and all interim financial statements and other reports filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities hereunder.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus or incorporated by reference in this prospectus should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be directed to Janice Clarke, Stellar Pharmaceuticals Inc., 544 Egerton Street, London, Ontario, N5W 328, telephone number (519) 434-1540. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and file reports, proxy and information statements and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy and information statements and other information can be inspected and copied at prescribed rates at the Public Reference Room of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information, including electronic versions of our filings. The website address is www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

The following are the expenses estimated to be incurred by us in connection with registering 2,500,000 common shares that may be sold by the selling shareholders under this prospectus.

SEC Registration Fee	$500.89
Legal Fees and Expenses	15,000.00
Accountants’ Fees and Expenses	10,000.00
Miscellaneous Costs	2,500.11
Total	$28,001.00

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 136 of the Business Corporations Act (Ontario) (the “OBCA”), provides:

(1)  A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)  A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfill the conditions set out in subsection (3).

(3)  A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request.

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual's conduct was lawful.

(4.1)  A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(4.2)  Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,  (a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfils the conditions set out in subsections (3) and (4).

(4.3)  A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,  (a) in the individual's capacity as a director or officer of the corporation; or (b) in the individual's capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

(5)  A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6)  Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

In accordance with the OBCA, the By-laws of the Company provide that:

Subject to the provisions of the OBCA, the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or body corporate if: (a) he acted honestly and in good faith with a view to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Company provides insurance for the benefit of the directors and officers of the Company against liability incurred by them in these capacities.  The current annual policy limit is $2,000,000.  Protection is provided to directors and officers for certain wrongful acts or omissions done or committed during the course of their duties as such.  Under the policy, the Company is reimbursed for payments which it is required or permitted to make to its directors and officers to indemnify them.  The current annual premium is $18,360.  No claims have been made under the policy.

ITEM 9. EXHIBITS.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
4.1	Articles of Incorporation (incorporated by reference from an exhibit to the Company’s Registration Statement on Form 10-SB dated February 4, 2002)
4.2	First Articles of Amendment (incorporated by reference from an exhibit to the Company’s Registration Statement on Form 10-SB dated February 4, 2002)
4.3	Second Articles of Amendment (incorporated by reference from an exhibit to the Company’s Registration Statement on Form 10-SB dated February 4, 2002)
4.4	By-Laws of the Company (incorporated by reference from an exhibit to the Company’s Registration Statement on Form 10-SB dated February 4, 2002)
4.5	Specimen Form of Common Share Certificate
4.6	Form of Series 1 Warrant
4.7	Form of Series 2 Warrant
4.8	Form of Series 3 Warrant
5.1	Opinion of Fogler, Rubinoff LLP regarding validity of common shares
23.1	Consent of McGovern, Hurley, Cunningham LLP, Independent Registered Public Accounting Firm
23.2	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants(1)
23.3	Consent of Fogler, Rubinoff LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)
99.1	Form of Subscription Agreement for Units (U.S. investors)
99.2	Form of Subscription Agreement for Units (Canadian investors)
________________
(1) The consolidated financial statements of the Registrant as of December 31, 2008 and 2007 and for the years then ended incorporated in this Registration Statement by reference have been audited by Deloitte & Touche LLP, Independent Registered Chartered Accountants (“D&T”). However, Registrant has been unable to obtain the written consent of D&T with respect to the incorporation by reference of such financial statements, without undue hardship to the Registrant. Therefore, in accordance with Rule 437 of the Securities Act of 1933, the Registrant has dispensed with the requirement to file the consent of D&T as an exhibit to this Registration Statement. As a result, you may not be able to recover damages from D&T under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant which are incorporated in this Registration Statement by reference.

ITEM 10. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, Province of Ontario, on this 5th day of November, 2010.

STELLAR PHARMACEUTICALS INC INC.

By:	/s/ Peter Riehl
Name:	Peter Riehl
Title:	President & CEO

_______________________________________

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Riehl and Janice M. Clarke, and each of them acting individually, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Riehl	President, Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2010
Peter Riehl

/s/ Janice M. Clarke	Chief Financial Officer and VP of Administration (Principal Financial and Accounting Officer)	November 5, 2010
Janice M. Clarke

/s/ John Kime	Director	November 5, 2010
John Kime

/s/ Arnold Tenney	Director	November 5, 2010
Arnold Tenney

/s/ John Gregory	Director	November 5, 2010
John Gregory

/s/ F. Martin Thrasher	Director	November 5, 2010
F. Martin Thrasher

/s/ Steven Goldman	Director	November 5, 2010
Steven Goldman

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Stellar Pharmaceuticals Inc., has signed this registration statement in the City of New York, State of New York on November 8, 2010.

/s/ Daniel A. Etna
Name: Daniel A. Etna Title: Authorized U.S. Representative